UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2016, ContraFect Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved two amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”), to provide that any director or the entire board of directors may be removed with or without cause, and to clarify the director vacancy provision.

The Company’s board of directors (the “Board”) previously approved the amendments to the Restated Certificate, and on May 9, 2016, the Company filed a Certificate of Amendment to the Company’s Restated Certificate (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware.

The Certificate of Amendment deletes the former Article NINTH, Section 6 in its entirety and inserts, in lieu thereof, a new Section 6 of Article NINTH that reads in its entirety as follows:

“6. Removal. Subject to the rights of holders of any series of Preferred Stock, any director of the Corporation, or the entire Board of Directors of the Corporation, may be removed, with or without cause, by the affirmative vote of the holders of at least seventy five percent (75%) in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.”

The Certificate of Amendment also deletes the former Article NINTH, Section 7 in its entirety and inserts, in lieu thereof, a new Article NINTH, Section 7 that reads in its entirety as follows:

“7. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.”

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 6, 2016, the Board approved the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things:

•	Establish an advance notice provision for business other than the nomination of directors.

•	Article II, Section 2.4 of the Amended and Restated Bylaws establish an advance notice provision for business other than the nomination of directors. For business to be properly brought before an annual meeting by a stockholder, the stockholder must provide timely notice in writing to the Company’s Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. In addition, the Amended and Restated Bylaws provide that, if there has been any material change in the information provided or required to be provided in the stockholder’s notice, such notice must be updated and supplemented as of the record date for the annual meeting and ten (10) business days before the annual meeting, or any adjournment or postponement of the annual meeting.

•	The stockholder’s notice to the Company must include certain enumerated information about the proposal as set forth in the Amended and Restated Bylaws as well as information on the stockholder giving notice, any affiliates or associates of such stockholder, and any other person with whom such stockholder is acting in concert.

•	Establish procedures relating to the nomination of directors.

•	Article II, Section 2.5 of the Amended and Restated Bylaws establish an advance notice provision for stockholder nominations of directors. For a stockholder to properly nominate a person for election as a director at an annual meeting, the stockholder must provide timely notice in writing to the Company’s Secretary. To be timely, a stockholder’s notice must comply with the timing requirements of Section 2.4 of the Amended and Restated Bylaws, described above. In addition, the Amended and Restated Bylaws provide that, if there has been any material change in the information provided or required to be provided in the stockholder’s notice, such notice must be updated and supplemented as of the record date for the annual meeting and ten (10) business days before the annual meeting, or any adjournment or postponement of the annual meeting.

•	The stockholder’s notice to the Company must include certain enumerated information on the stockholder giving notice, any affiliates or associates of such stockholder, and any other person with whom such stockholder is acting in concert, as well as each person whom the stockholder proposes to nominate for election as a director.

•	The Amended and Restated Bylaws also require a director nominee to submit (i) a written questionnaire regarding such person’s background and qualifications; (ii) a written representation and agreement to disclose any agreement as to how the nominee, if elected as a director of the Company, will vote; and (iii) a written representation and agreement that the director nominee is not, and will not become a party to, any agreement with any person or entity other than the Company with respect to any compensation arrangements in connection with serving as a director that has not been disclosed to the Company.

•	Establish an exclusive forum provision.

•	Article IX of the Amended and Restated Bylaws provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for the following actions: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer or other employee or agent of the Company to the Company or the Company’s stockholders, creditors or other constituents; (iii) any action arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws; (iv) any action to interpret, apply, enforce or determine the validity of the Company’s certificate of incorporation or bylaws; and (v) any action asserting a claim against the Company governed by the internal affairs doctrine. Pursuant to Article IX, to the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of Article IX.

•	Article IX further provides that, if any provision or provisions of Article IX are held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of Article IX will not be affected.

•	Provide for plurality voting for the election of directors (Article II, Section 2.11).

•	Conform the provisions of the Company’s bylaws to the amended provisions of the Restated Certificate.

The Amended and Restated Bylaws also contain other changes intended to update or clarify certain provisions. The foregoing description of the amendments made in the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 6, 2016, the Company held its Annual Meeting. A total of 22,886,013 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 83% percent of the Company’s outstanding common stock as of the March 22, 2016 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 6, 2016.

Item 1 — Election of seven directors for a term of office expiring on the date of the annual meeting of stockholders in 2017, or until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
Steven C Gilman, Ph.D.	12,090,070	45,792	4,053	10,746,098
Sol Barer, Ph.D.	11,680,247	455,615	4,053	10,746,098
Isaac Blech	11,858,576	277,246	4,093	10,746,098
David N. Low, Jr.	12,061,505	74,357	4,053	10,746,098
Michael J. Otto, Ph.D.	12,091,815	44,047	4,053	10,746,098
Roger Pomerantz, M.D.	12,091,715	44,147	4,053	10,746,098
Cary W. Sucoff, J.D.	11,769,819	366,043	4,053	10,746,098

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
22,803,771	34,207	48,034	0

Item 3 — Amendment of the Company’s amended and restated certificate of incorporation to provide that any director or the entire board of directors may be removed with or without cause, and to clarify the director vacancy provision.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
22,708,778	129,031	28,119	0

Based on the foregoing votes, the seven director nominees were elected and Items 2 and 3 were approved.

Item 8.01. Other Events.

Any stockholder seeking to bring business before the 2017 Annual Meeting or to nominate a director at the 2017 Annual Meeting must provide timely notice, as set forth in the Amended and Restated Bylaws. Specifically, written notice of any proposed business or nomination must be delivered to, or mailed and received at, the Company’s principal executive offices no earlier than January 6, 2017 and no later than February 5, 2017. Any notice of proposed business or nomination must comply with the specific requirements set forth in the Amended and Restated Bylaws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of ContraFect Corporation, dated August 1, 2014, and Certificate of Amendment, dated May 9, 2016.

3.2	Amended and Restated Bylaws of ContraFect Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: May 10, 2016	By:	/s/ Natalie Bogdanos

Natalie Bogdanos
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of ContraFect Corporation, dated August 1, 2014, and Certificate of Amendment, dated May 9, 2016.

3.2	Amended and Restated Bylaws of ContraFect Corporation.